                                                                  EXHIBIT 1.3


                         DUKE CAPITAL FINANCING TRUST [ ]

                         % Trust Preferred Securities
                (Liquidation Amount $   Per Preferred Security)

                            UNDERWRITING AGREEMENT



                                                                 ,



Gentlemen:

     1.   Introductory.  DUKE CAPITAL FINANCING TRUST [ ], a Delaware statutory
          ------------
business trust (the "Trust"), and DUKE CAPITAL CORPORATION, a Delaware corporation (the "Corporation"), propose that the Trust issue and sell to the
Underwriters named in Schedule A hereto (the "Underwriters")                %
Trust Preferred Securities (liquidation amount $   per preferred security),
representing preferred undivided beneficial interests in the assets of the Trust (the "Preferred Securities"), guaranteed by the Corporation as to the payment of distributions and payments upon liquidation or redemption, to the extent set forth in the Guarantee Agreement between the Corporation and The Chase Manhattan Bank, as trustee thereunder (the "Guarantee Trustee"), to be dated as of the Closing Date (as defined in Section 3 hereof) (the "Guarantee"), and the Trust and the Corporation hereby agree with you as hereinafter set forth in this Agreement.

     The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Corporation of its common securities, representing common undivided beneficial interests in the assets of the Trust (the "Common

Securities"), and will be used by the Trust to purchase the Series     % Junior
Subordinated Notes due         ,        (the "Notes") to be issued by the
Corporation. The Preferred Securities and the Common Securities will be issued,
pursuant to the Amended and Restated Trust Agreement, dated as of      ,
(the "Trust Agreement"), among the Corporation, as Depositor, and the trustees named therein, including The Chase Manhattan Bank, as property trustee (the "Property Trustee") and Chase Manhattan Bank Delaware, as Delaware trustee (the "Delaware Trustee"). The Notes will be issued pursuant to a Subordinated
Indenture, dated as of       ,        (the "Original Indenture"), between the
Corporation and The Chase Manhattan Bank, as Trustee (the "Indenture Trustee"),
as supplemented by a Supplemental Indenture, dated as of           ,       (the
"Supplemental Indenture," and together with the Original Indenture as theretofore amended or supplemented, the "Indenture").

     2.   Representations and Warranties of the Trust and the Corporation.  The
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Trust and the Corporation, jointly and severally, represent and warrant to, and agree with, the several Underwriters that:

          (a) A registration statement (Nos.          ), including a prospectus,
     relating to the Preferred Securities, the Guarantee and the Notes has been filed with the Securities and Exchange Commission ("Commission") under the Securities Act of 1933 (the "1933 Act"). Such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto but including all documents incorporated by reference in the prospectus contained therein, to you for each of the other Underwriters, have been declared effective by the Commission in such form, and no stop order suspending the effectiveness of such registration statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in such registration statement or filed with the Commission pursuant to Rule 424(a) of the rules and regulations of the Commission under the 1933 Act being hereinafter called a "Preliminary Prospectus;" the various parts of such registration statement, including all exhibits thereto and including the documents incorporated by reference in the prospectus contained in the registration statement at the time such part of the registration statement became effective, each as amended at the time such part of the registration statement became effective, being hereinafter called the "Registration Statement"; and the final prospectus relating to the Preferred Securities, the Guarantee and the Notes, in the form in which it has most recently been filed, or transmitted for filing, with the Commission prior to the date of this Agreement, being hereinafter called the "Prospectus"; and any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Corporation filed pursuant to Section 13(a) or 15(d) of the 1934 Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement).

          (b) The Registration Statement conforms and the Prospectus will conform in all material respects to the requirements of the 1933 Act and the rules and regulations thereunder ("1933 Act Regulations"), and the Registration Statement does not and the Prospectus will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to statements or omissions in any such document based upon written information furnished to the Trust or the Corporation by any Underwriter specifically for use therein.

          (c) The documents incorporated by reference in the Prospectus, at the time they were filed with the Commission, conformed in all material respects to the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the "1934 Act Regulations"), and, when read together with the other information in the Prospectus, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any documents deemed to be incorporated by reference in the Prospectus will, when they are filed with the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

        (d) The compliance by the Corporation with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Corporation or any of its Principal Subsidiaries is a party or by which any of them or their respective property is bound or to which any of their property or assets is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation or By-Laws of the Corporation or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Corporation or its Principal Subsidiaries or any of their respective property; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Corporation of the transactions contemplated by this Agreement, except for the registration under the 1933 Act of the Preferred Securities, the Guarantee and the Notes and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Preferred Securities by the Underwriters.

          (e) Each of PanEnergy Corp, Panhandle Eastern Pipe Line Company, Texas Eastern Transmission Corporation, Trunkline Gas Company and Algonquin Gas Transmission Company, each a Delaware corporation (and hereinafter called a "Principal Subsidiary"), is an indirect wholly-owned subsidiary of the Corporation.

     3.   Purchase, Sale and Delivery of Preferred Securities.  Subject to the
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terms and conditions herein set forth, the Trust agrees to sell to each of the Underwriters and each of the Underwriters agrees, severally and not jointly, to
purchase from the Trust at a purchase price of $      per Preferred Security,
the number of Preferred Securities set forth opposite the name of such Underwriter in Schedule A hereto, plus the respective principal amount of additional Preferred Securities which each such Underwriter may become obligated to purchase pursuant to the provisions of Section 8 hereof.

     As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Preferred Securities will be used by the Trust to purchase the Notes of the Corporation, the Corporation
hereby agrees to pay at the Closing Date (as defined below) to              ,
for the accounts of the several Underwriters, a commission equal to $ per share for the Preferred Securities.

     The Preferred Securities to be purchased by the Underwriters hereunder will be represented by a global certificate or certificates in book-entry form which will be deposited by or on behalf of the Trust with The Depository Trust Company ("DTC") or its designated custodian and registered in the name of Cede & Co., as
nominee of DTC.  The Trust will deliver the Preferred Securities to           ,
for the respective accounts of the Underwriters, against payment by or on behalf of such Underwriters of the purchase price therefor by wire transfer of immediately available funds to the Trust, by causing DTC to credit the Preferred
Securities to the account of                      at DTC.  The time and date of
such delivery and payment (the "Closing Date") shall be 10:00 a.m., New York
City time, on         ,         (unless postponed in accordance with the
provisions of Section 8), or at such other time and date as you, the Trust and the Corporation may agree upon in writing at the office of Dewey Ballantine, 1301 Avenue of the Americas, New York, New York 10019, or at such other place as you, the Trust and the Corporation may determine. It is understood that each
Underwriter has authorized                     , for its account, to accept
delivery of, receipt for, and make payment of the purchase price, for the Preferred Securities which it has agreed to purchase.

     At the Closing Date, the Corporation will pay, or cause to be paid, the compensation payable to the Underwriters under this Section 3 by wire transfer
of immediately available funds to                     , as representative of
and on behalf of the Underwriters.

     4.   Offering by the Underwriters.  It is understood that the several
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Underwriters propose to offer the Preferred Securities for sale to the public as set forth in the Prospectus.

     5.   Covenants of the Trust and the Corporation.  The Trust and the
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Corporation, jointly and severally, covenant and agree with the several Underwriters that:

          (a) The Trust and the Corporation will advise you promptly of any amendment or supplementation of the Registration Statement or the Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement, and will use their best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (b) If at any time when a prospectus relating to the Preferred Securities, the Guarantee or the Notes is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the 1933 Act, the Trust and the Corporation promptly will prepare and file with the Commission an amendment, supplement or an appropriate document pursuant to Section 13 or 14 of the 1934 Act which will correct such statement or omission or which will effect such compliance.

          (c) The Trust and the Corporation, during the period when a prospectus relating to the Preferred Securities, the Guarantee or the Notes is required to be delivered under the 1933 Act, will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act.

          (d) The Corporation will make generally available to its security holders, in each case as soon as practicable but not later than 60 days after the close of the period covered thereby, earnings statements (in form complying with the provisions of Section 11(a) of the 1933 Act, which need not be certified by independent certified public accountants unless required by the 1933 Act) covering (i) a twelve-month period beginning not later than the first day of the Corporation's fiscal quarter next following the effective date of the Registration Statement and (ii) a twelve-month period beginning not later than the first day of the Corporation's fiscal quarter next following the date of this Agreement.

          (e) The Trust and the Corporation will furnish to you, without charge,
     copies of the Registration Statement (         of which will be signed and
     will include all exhibits other than those incorporated by reference), the Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as you reasonably request.

          (f) The Trust and the Corporation will arrange or cooperate in arrangements for the qualification of the Preferred Securities, and to the extent required or advisable, the Guarantee and the Notes for sale under the laws of such jurisdictions as you designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that neither the Trust nor the Corporation shall be required to qualify as a foreign corporation or to file any general consents to service of process under the laws of any state where it is not now so subject.

          (g) The Corporation will not, during the period beginning from the date hereof and continuing to and including the date fifteen days after the date hereof, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Preferred Securities, any security convertible into or exchangeable for the Preferred Securities or the Notes or any debt security substantially similar to the Notes or equity securities substantially similar to the Preferred Securities (except for the Notes and the Preferred Securities issued pursuant to this Agreement), without your prior written consent.

          (h) The Corporation will pay all expenses incident to the performance of the obligations of the Trust and the Corporation under this Agreement including (i) the printing and filing of the Registration Statement and the printing of this Agreement and the Blue Sky Survey, (ii) the issuance and delivery of the Preferred Securities, the Guarantee and the Notes as specified herein, (iii) the fees and disbursements of counsel for the Underwriters in connection with the qualification of the Preferred Securities, the Guarantee and the Notes under the securities laws of any jurisdiction in accordance with the provisions of Section 5(f) and in connection with the preparation of the Blue Sky Survey, such fees not to exceed $5,000, (iv) the printing and delivery to the Underwriters, in quantities as hereinabove referred to, of copies of the Registration Statement and any amendments thereto, (v) any fees charged by independent rating agencies for rating the Preferred Securities, (vi) all fees and expenses of the Trustees, including the Indenture Trustee, Property Trustee, Guarantee Trustee and Delaware Trustee and the fees and disbursements of their counsel, (vii) any fees and expenses in connection with the listing of the Preferred Securities and, if applicable, the Notes on the New York Stock Exchange, (viii) any filing fee required by the National Association of Securities Dealers, Inc. and (ix) the costs of any depository arrangements for the Preferred Securities with DTC or any successor depository.

     6.   Conditions of the Obligations of the Underwriters.  The obligations of
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the several Underwriters to purchase and pay for the Preferred Securities will be subject to the accuracy of the representations and warranties on the part of the Trust or the Corporation herein, to the accuracy of the statements of trustees or representatives of the Trust and officers of the Corporation made pursuant to the provisions hereof, to the performance by the Trust and the Corporation of their obligations hereunder and to the following additional conditions precedent:

          (a) Prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Trust, the Corporation or you, shall be threatened by the Commission.

          (b) Prior to the Closing Date, the rating assigned by Moody's Investors Service, Inc. or Standard & Poor's Ratings Services to any debt securities of the Corporation as of the date of this Agreement shall not have been lowered.

          (c) Since the respective most recent dates as of which information is given in the Prospectus and up to the Closing Date, there shall not have been any material adverse change in the condition of the Trust or the Corporation, financial or otherwise, except as reflected in or contemplated by the Prospectus, and, since such dates and up to the Closing Date, there shall not have been any material transaction entered into by the Corporation other than transactions contemplated by the Prospectus and transactions in the ordinary course of business.

          (d) You shall have received an opinion or opinions of Dewey Ballantine LLP, counsel to the Corporation, dated the Closing Date, to the effect that:

               (i) The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus.

               (ii) The Trust Agreement has been duly authorized, executed and delivered by the Corporation and duly qualified under the Trust Indenture Act of 1939, and, assuming due authorization, execution and delivery thereof by The Chase Manhattan Bank, as Trustee, constitutes a valid and legally binding instrument of the Corporation, enforceable against the Corporation in accordance with its terms, subject to the qualifications that the enforceability of the Corporation's obligations under the Trust Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (iii) The Guarantee Agreement has been duly authorized, executed and delivered by the Corporation and duly qualified under the Trust Indenture Act of 1939 and constitutes a valid and legally binding instrument of the Corporation, enforceable against the Corporation in accordance with its terms, subject to the qualifications that the enforceability of the Corporation's obligations under the Guarantee Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (iv) The Indenture has been duly authorized, executed and
            delivered by the Corporation and duly qualified under the Trust Indenture Act of 1939 and, assuming the due authorization, execution and delivery thereof by The Chase Manhattan Bank, as Trustee, constitutes a valid and legally binding instrument of the Corporation, enforceable against the Corporation in accordance with its terms, subject to the qualifications that the enforceability of the Corporation's obligations under the Indenture may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (v) The Notes have been duly authorized and executed by the
            Corporation and, when authenticated by The Chase Manhattan Bank, as Trustee, in the manner provided in the Indenture and delivered against payment therefor, will constitute valid and legally binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, subject to the qualifications that the enforceability of the Corporation's obligations under the Notes may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

               (vi) The Registration Statement has become effective under the 1933 Act, and, to the best of the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the 1933 Act.

               (vii) This Agreement has been duly authorized, executed and delivered by the Corporation.

              (viii) The performance by the Corporation of this Agreement will not contravene any of the provisions of the Certificate of Incorporation or By-Laws of the Corporation.

              (ix) The Corporation is not a holding company under the Public Utility Holding Company Act of 1935, as amended.

              (x) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Preferred Securities, the issue of the Guarantee or the issue and sale of the Notes or the consummation by the Corporation and the Trust of the transactions contemplated by this Agreement, the Trust Agreement, the Guarantee or the Indenture, except such as have been obtained under the 1933 Act and the Trust Indenture Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Preferred Securities and the Guarantee by the Underwriters.

              (xi) The Registration Statement as of the date of effectiveness under the 1933 Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations; and nothing has come to their attention that would lead them to believe that the Registration Statement as of the date of effectiveness under the 1933 Act (or if an amendment to such Registration Statement or an annual report on Form 10-K has been filed by the Corporation with the Commission subsequent to the effectiveness of the Registration Statement, then at the time of the most recent such filing) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at the Closing Date contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Such opinion may state that such counsel do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus except as otherwise expressly provided in such opinion and do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus or as to the statement of the eligibility and qualification of the Trustee.

              (xii) The statements made in the Prospectus under the captions "Description of the Preferred Securities," "Description of the
            Guarantees," "Description of the Series    Junior Subordinated
            Notes" and "Description of the Junior Subordinated Notes," insofar as they purport to summarize provisions of documents specifically referred to therein, fairly present the information called for with respect thereto by Form S-3, and the statements as to matters of law and legal conclusions contained in the Prospectus under the caption "Certain Federal Income Tax Considerations" are correct in all material respects.

        In rendering the foregoing opinion or opinions, Dewey Ballantine LLP may state that such opinion or opinions are limited to the Federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, such counsel may state that they have relied as to certain matters on information obtained from public officials, officers of the Corporation and other sources believed by them to be responsible and that the signatures on all documents examined by them are genuine, assumptions which such counsel have not independently verified.

         (e) You shall have received an opinion, dated the Closing Date, of Robert S. Lilien, Esq., to the effect that:

             (i) Each of the Corporation and the Principal Subsidiaries is duly qualified to do business in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to so qualify, considering all such cases in the aggregate, does not have a material adverse effect on the business, properties, financial position or results of operations of the Corporation and its subsidiaries taken as a whole.


             (ii) Such counsel does not know of any litigation or any legal or governmental proceeding instituted or threatened against the Corporation or any of its subsidiaries that would be required to be disclosed in the Prospectus and is not so disclosed.

        Such counsel shall also state that nothing has come to his attention that has caused him to believe that the Registration Statement as of the date of effectiveness under the 1933 Act and the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of the date it was filed with, or transmitted for filing to, the Commission and at the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Such counsel may also state that he does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus and does not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement and the Prospectus.

        In rendering the foregoing opinion, such counsel may rely, to the extent recited therein, upon opinions of local counsel. Such counsel may also state that he has relied as to certain factual matters on information obtained from public officials, officers of the Corporation and other sources believed by him to be responsible.

          (f) You shall have received the opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Trust, dated the Closing Date, to the effect that:

               (i) The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act of the State of Delaware (the "Delaware Business Trust Act"), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of the Trust as a business trust have been made.

               (ii) Under the Delaware Business Trust Act and the Trust
            Agreement, the Trust has the business trust power and authority to own property and conduct its business, all as described in the Prospectus.

               (iii) Under the Delaware Business Trust Act and the Trust Agreement, the Trust has the business trust power and authority (a) to execute and deliver this Agreement, (b) to perform its obligations under this Agreement and (c) to issue and perform its obligations under the Preferred Securities and the Common Securities.

               (iv) Under the Delaware Business Trust Act and the Trust
            Agreement, the execution and delivery by the Trust of this Agreement and the performance by the Trust of its obligations hereunder and under the Trust Agreement, have been duly authorized by all necessary business trust action on the part of the Trust.

               (v) The Trust Agreement constitutes a valid and binding
            obligation of the Corporation and the trustees named therein, enforceable against the Corporation and the trustees named therein, in accordance with its terms, subject, as to enforcement, to the effect upon the Trust Agreement of (a) bankruptcy, insolvency, moratorium, receivership, liquidation, fraudulent conveyance or transfer, reorganization and other similar laws relating to or affecting the remedies and rights of creditors generally, (b) principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered or applied in a proceeding in equity or at law) and (c) the effect of applicable public policy on the enforceability of provisions relating to indemnification or contribution.

               (vi) The Preferred Securities have been duly authorized by the
            Trust Agreement and are duly and validly issued and, subject to the qualifications set forth herein, fully paid and non-assessable preferred undivided beneficial interests in the assets of the Trust; the Holders of the Preferred Securities, as beneficial owners of the Trust (the "Securityholders"), are entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware; provided, however, that such counsel may note that the Securityholders may be obligated, pursuant to the Trust Agreement, to (a) provide indemnity and/or security in connection with and pay a sum sufficient to cover any taxes or governmental charges arising from transfers or exchanges of Preferred Securities certificates and the issuance of replacement Preferred Securities certificates and (b) provide security and/or indemnity in connection with requests of or directions to the Property Trustee (as defined in the Trust Agreement) to exercise its rights and powers under the Trust Agreement; and under the Delaware Business Trust Act and the Trust Agreement, the issuance of the Preferred Securities is not subject to preemptive or other similar rights.

               (vii) The Common Securities have been duly authorized by the Trust Agreement and are duly and validly issued and fully paid undivided beneficial interests in the assets of the Trust; and under the Delaware Business Trust Act and the Trust Agreement, the issuance of the Common Securities is not subject to preemptive or other similar rights.

               (viii) The issuance and sale by the Trust of the Preferred Securities and the Common Securities, the execution, delivery and performance by the Trust of this Agreement, the performance by the Trust of the Trust Agreement, the consummation by the Trust of the transactions contemplated herein and therein and the compliance by the Trust with its obligations hereunder do not violate (a) any of the provisions of the Certificate of Trust of the Trust or the Trust Agreement or (b) any applicable Delaware law or Delaware administrative regulation.

               (ix) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, no authorization, approval, consent or order of any Delaware court or Delaware governmental authority or Delaware agency is required to be obtained by the Trust solely as a result of the issuance and sale of the Preferred Securities, the consummation by the Trust of the transactions contemplated in this Agreement and the Trust Agreement or the compliance by the Trust of its obligations hereunder and thereunder.

               (x) Assuming that the Trust derives no income from or connected with sources within the State of Delaware and has no assets, activities (other than having a Delaware trustee as required by the Delaware Business Trust Act and the filing of documents with the Secretary of State of the State of Delaware) or employees in the State of Delaware, and assuming that the Trust is treated as a grantor trust for federal income tax purposes, the Securityholders (other than those holders of the Preferred Securities who reside or are domiciled in the State of Delaware) will have no liability for income taxes imposed by the State of Delaware solely as a result of their participation in the Trust, and the Trust will not be liable for any income tax imposed by the State of Delaware.

     In rendering the opinion expressed in this paragraph (f), such counsel need express no opinion concerning the securities laws of the State of Delaware.

          (g) You shall have received the opinion or opinions of Sullivan & Cromwell, counsel for the Underwriters, dated the Closing Date, with respect to the incorporation of the Corporation, the validity of the Notes, the Registration Statement and the Prospectus, as amended or supplemented, and other related matters as you may require, and the Corporation shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

          (h) On or after the date hereof, there shall not have occurred any of the following: (i) a suspension in trading in securities generally or of the securities of Duke Energy Corporation or the Corporation on the New York Stock Exchange; or (ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the outbreak of hostilities involving the United States or the declaration by the United States of a national emergency or war if the effect of any such event specified in this clause (h) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Preferred Securities being delivered at the Closing Date on the terms and in the manner contemplated in the Prospectus.

          (i) You shall have received a certificate of the Chairman of the Board and President or any Vice President and a principal financial or accounting officer of the Corporation and a certificate of a trustee or authorized representative of the Trust, each dated the Closing Date, in which such officers or trustee or representative, as the case may be, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Corporation and the Trust in this Agreement are true and correct, that the Corporation and the Trust have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Date, that the conditions specified in Section 6(b) and Section 6(c) have been satisfied, and that no stop order suspending the effectiveness of the Registration

     Statement has been issued and no proceedings for that purpose have been instituted or are threatened by the Commission.

          (j) On the date of this Agreement, you shall have received a letter dated the date hereof, in form and substance satisfactory to you, from the Corporation's independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Prospectus.

          (k) At the Closing Date you shall have received from the Corporation's independent public accountants a letter, dated the Closing Date, to the effect that such accountants reaffirm the statements made in the letter furnished pursuant to paragraph (j) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

     The Corporation will furnish you with such conformed copies of such opinions, certificates, letters and documents as you reasonably request.

     7.   Indemnification.  (a)  The Trust and the Corporation, jointly and
          ---------------
severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the prospectus constituting a part of the Registration Statement in the form in which it became effective or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with written information furnished to the Trust or the Corporation by any Underwriter through you expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus, such prospectus, or the Prospectus (or any amendment or supplement thereto);

            (ii) against any and all loss, liability, claim, damage and expense whatsoever to the extent of the aggregate amount paid in settlement of any litigation, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Trust and the Corporation; and